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                                                                    EXHIBIT 16.1







     June 22, 1998

     Securities and Exchange Commission
     Mail Stop 9-5
     450-5th Street, NW
     Washington, D.C. 20549

     Dear Sirs/Madams:

     We have read and agree with the comments regarding the dismissal of our firm as Independent Auditors in the first three sentences of the first paragraph of the Experts section of Amendment No. 3 to Registration Statement No. 333-52459 on Form S-1 of Cost-U-Less, Inc. We have no basis for comment regarding the fourth or fifth sentences of such paragraph.

     Yours truly,



 /s/ DELOITTE & TOUCHE LLP
     Seattle, Washington